    As filed with the Securities and Exchange Commission on August 1, 1997.
                                                   Registration No. 333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          FIRST USA PAYMENTECH, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     75-2634185
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                          1601 ELM STREET, SUITE 800
                              DALLAS, TEXAS 75201
                                (214) 849-2000

 (Address, including zip code,  and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------

          David W. Truetzel               COPIES TO:
          Chief Financial Officer         Philip E. Taken, Esq.
          First USA Paymentech, Inc.      Chief Administrative Officer and
          1601 Elm Street                 General Counsel
          Suite 800                       First USA Paymentech, Inc.
          Dallas, Texas  75201            1601 Elm Street
          (214) 849-2000                  Suite 4700
                                          Dallas, Texas  75201
                                          (214) 849-2000

                     (Name, address, and telephone number,
                  including area code, of agent for service)

                                ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

 TITLE OF SHARES      AMOUNT    PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
 TO BE REGISTERED     TO BE      AGGREGATE PRICE       AGGREGATE      REGISTRATION
                    REGISTERED     PER UNIT(1)     OFFERING PRICE(1)      FEE
----------------------------------------------------------------------------------
Common Stock,
$.01 par value         360,000       $28.4375 (2)    $10,237,500 (2)     $3,102.27
==================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the high and low price per share of First USA Paymentech, Inc. on July 31, 1997, as reported by the New York Stock Exchange.

                                ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
----------
                          FIRST USA PAYMENTECH, INC.

                                360,000 SHARES

                                 COMMON STOCK

                          ---------------------------

  This Prospectus relates to an offering of up to 360,000 shares of common stock, par value $.01 per share (the "Common Stock"), of First USA Paymentech, Inc., a Delaware corporation (the "Company").

  The Common Stock being registered is being offered for the accounts of James Margolis and Margolis Consulting Services, Inc., stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of shares of Common Stock offered hereby.
The shares may be offered in transactions on the New York Stock Exchange (the "NYSE"), in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

  The Common Stock is quoted on the NYSE under the symbol "PTI." On July 31, 1997, the closing price of the Common Stock, as reported on the NYSE, was $28.75 per share.

                          ---------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

  No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to by, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                          ---------------------------

                The date of this Prospectus is August 1, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the NYSE under the symbol "PTI." Reports, proxy statements, information statements and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding the Company. The Commission's Web site address is http://www.sec.gov.

  The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                          First USA Paymentech, Inc.
                                1601 Elm Street
                                   8th Floor
                             Dallas, Texas  75201
                         Attn:  Corporate Affairs and
                         Investor Relations Department
                                (214) 849-2000

  The Company's (i) Annual Report on Form 10-K, which contains audited financial statements for the fiscal year ended June 30, 1996, (ii) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the Form 10-K, and
(iii) a description of the Common Stock contained in the Company's registration statement on Form 8-A, filed on February 23, 1996, including any amendment or reports filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

  All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

  First USA Paymentech, Inc. (the "Company"), is a Delaware corporation, which engages in the credit card industry primarily as a payment processor of credit and debit card transactions on behalf of merchants, financial institutions and sales agents. According to published industry sources, the Company is the third largest payment processor of credit and debit card transactions in the United States. The Company also provides third-party credit and debit authorization services to financial institutions, sales agents and the Company's direct merchants. In addition, the Company markets and issues commercial cards to businesses and other entities. Commercial cards facilitate centralized business-to-business payment procedures and reporting, replacing traditional direct payment methods.

  The Company's principal offices are located at 1601 Elm Street, Suite 800, Dallas, Texas 75201 (telephone number 214-849-2000).

                                 RISK FACTORS

  ANY INVESTMENT IN THE COMMON STOCK HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE RISKS AND THE SPECULATIVE FACTORS INHERENT IN AND AFFECTING THE COMPANY'S BUSINESS DESCRIBED BELOW AND THROUGHOUT THIS PROSPECTUS.

COMPETITION AND INDUSTRY CONSOLIDATION

  The payment processing industry is highly competitive, especially among the ten largest payment processors in the United States, which the Company views as its primary competitors. The Company also competes with other providers of credit and debit authorization services. The Company faces intense competition from numerous providers of payment processing services who may employ various competitive strategies. Such competition requires that the Company continue to invest resources in technological developments and restricts the prices it can charge.

  Due to the market's requirement that payment processors provide advanced and efficient technology, certain financial institutions and other payment processors have recently left the business or merged with other providers, resulting in significant consolidation in the payment processing industry. The Company believes the trend toward consolidation will continue as the technological demand on processors continues to increase. Industry consolidation has enabled a few of the Company's competitors to have access to significant capital, management, marketing and technological resources that are equal to or greater than those of the Company, and there can be no assurance that the Company will continue to be able to compete successfully with such payment processors.

  In addition, competition in the industry has made it difficult for payment processors to pass through increases in the interchange and assessments charged by Visa and MasterCard, and as a result some payment processors have absorbed increased fees to maintain their merchant bases. Although the Company's agreements with its merchants contemplate that the Company will charge all Visa and MasterCard interchange and assessments to merchants, there can be no assurance that competitive pressures will not require that the Company absorb all or a portion of such fee increases in the future, or that the Company will be able to continue to pass along fee increases to merchants when it negotiates the renewal of such agreements. Further tightening of margins due to fee increases or other factors may result in financial institutions and other payment processors abandoning the payment processing business and thus accelerating industry consolidation.

  The Company also competes against issuers of commercial cards that offer highly competitive and attractive rates, including rates which are at or below rates charged by the Company, in order to preserve market share.

CONTINGENT LIABILITIES THROUGH MERCHANTS

  Under the rules of Visa, MasterCard and other credit and debit card organizations, the payment processor has certain contingent liabilities for the transactions it processes on behalf of merchants. If a cardholder purchases a product or service and is dissatisfied after the purchase, the cardholder may be able to return the product and demand a refund. If the merchant, after having received payment from the payment processor, refuses to pay the refund or properly provide the product or service, a chargeback results. The obligation to fund the chargeback is the liability of the payment processor if the merchant does not have sufficient funds to repay the chargeback. In most cases, this contingent liability is unlikely because the product or service is delivered when purchased and credit is issued on returned items. For certain industries, such as the direct response marketing industry, where the cardholder is not present to provide a signature, the Company's contingent liability is greater. The Company minimizes its exposure to such contingent liabilities by conducting a thorough credit review of its merchants initially and on a regular basis to monitor risks. The Company also has the ability to hold a merchant's daily settlement if fraudulent activity is suspected. In addition, the Company obtains cash deposits from certain customers as an offset to potential contingent liabilities that are the responsibility of such customers. These cash deposits are primarily related to merchants in the direct response marketing industry. The Company's payment processing operation is not exposed to cardholder credit losses.

SIGNIFICANT EQUITY POSITION OF BANC ONE CORPORATION

  BANC ONE CORPORATION ("BANC ONE") is the indirect owner of approximately 57% of the outstanding shares of Common Stock and has substantial influence over the election of members of the Company's Board of Directors and over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations involving the Company, the acquisition or disposition of assets by the Company, the incurrence of indebtedness by the Company, the issuance of any additional Common Stock or other equity securities and the payment of any dividends with respect to the Common Stock. In addition, BANC ONE has substantial influence in approving matters submitted to a vote of the Company's stockholders and in causing or preventing a change in control of the Company. Moreover, three of the seven members of the Company's Board of Directors are directors and key employees of BANC ONE and one of the members is a director of BANC ONE.

  The Company and BANC ONE intend that the Company will continue to pursue greater operating independence and the strategy for growth established under the Company's previous parent, First USA, Inc. ("First USA"), prior to First USA's merger with BANC ONE on June 27, 1997. BANC ONE has disclosed that, following such merger, it intends to reduce its ownership in the Company, but only in a manner that will preserve the "pooling of interests" accounting treatment of the merger.

CONFLICTS OF INTEREST WITH BANC ONE

  There is currently substantial overlap in the Boards of Directors of BANC ONE and the Company. Certain conflicts of interest and disagreements between BANC ONE and the Company could arise in connection with the interpretation of the various intercompany agreements entered into between First USA, as BANC ONE's predecessor, and the Company in connection with the Company's March 1996 initial public offering of Common Stock. In addition, BANC ONE and the Company both own or have interests in entities in the business of payment processing and issuing credit cards. As a result, conflicts of interest may arise between BANC ONE and the Company in connection with future payment processing and commercial card opportunities. Such conflicts of interest may be more difficult to resolve than would be the case if BANC ONE and the Company did not have overlapping directors and may be resolved in a manner which may appear to be more favorable to one of the parties.

HOLDING COMPANY STRUCTURE

  As a holding company, the Company is dependent on the cash flow from its subsidiaries, received through dividends or other intercompany transfers of funds, to service its debt and meet its operating expenses and other obligations. However, First USA Financial Services, Inc. ("Financial Services"), a wholly-owned subsidiary of the Company, may pay dividends and make certain other intercompany transfers of funds only up to amounts permitted by banking regulations. Cash flow from subsidiaries is expected, for the foreseeable future, to be a significant source of the Company's liquidity. Limitations on the availability to the Company of cash flow from its subsidiaries could adversely impact the Company's liquidity.

ANTITAKEOVER PROVISIONS

  The Company's Certificate of Incorporation and By-laws contain certain provisions that may have the effect, either alone or in combination with each other, of making more difficult or discouraging a business combination involving the Company that is deemed undesirable by the Company's Board of Directors, or of delaying or preventing changes in control or management of the Company. Although such provisions may not have substantial practical significance to investors while BANC ONE maintains a significant equity interest in the Company, such provisions could become significant should BANC ONE reduce its ownership interest in the Company such that BANC ONE no longer has a substantial influence over the management of the Company.

REGULATION OF FINANCIAL SERVICES

  As a Utah-chartered industrial loan corporation, the deposits of which are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC"), Financial Services is subject to regulation under both state and federal law. The restrictions imposed by such laws and regulations limit Financial Services' discretion in operating its businesses. No assurance can be given that such laws and regulations will not be amended or construed differently, or that new laws and regulations will not be adopted, the effect of which could be to adversely affect the operations of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. The Company is unable to make any prediction as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for sale will have on the market price of the Common Stock prevailing from time to time.

RISKS ASSOCIATED WITH ACQUISITIONS

  The Company's strategy is to grow through acquisitions, in addition to internal growth. The Company has relied in part on acquisitions in order to achieve greater economies of scale and to develop new types of systems and expertise. The success of the Company's acquisition strategy is dependent on a number of factors, including the Company's ability to identify and consummate acquisitions of merchant portfolios, operating businesses and payment processing assets upon satisfactory terms and the Company's ability to achieve a smooth and timely integration of newly acquired assets and operating businesses and to achieve anticipated synergies. There can be no assurance that the Company will find suitable acquisition candidates at acceptable prices or succeed in integrating any acquired business into the Company's existing business.

DEPENDENCE ON TECHNOLOGY

  The payment processing and credit card industries are characterized by advanced telecommunications systems and services. Systems delays, malfunctions and errors in the proprietary and third party systems and networks used by the Company for its payment processing services could lead to processing delays and additional costs to the Company. If not corrected in a timely fashion, such delays, malfunctions and errors could lead to customer dissatisfaction, which could ultimately affect the Company's customer base and the level of service it is able to provide to its customers.

  The payment processing and credit card industries have been characterized by rapid technological advancements and frequent new product and service introductions. The ability of the Company to compete in these industries is dependent on the Company's ability to adapt to new technologies and develop new products and services. There can be no assurance that the Company will not encounter difficulties or delays in the development, production, testing and marketing of products or services, including the Company's new commercial card operations, or that such difficulties or delays will not result in increased costs and losses.

                              SELLING STOCKHOLDERS

  The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering.

                                              Beneficial Ownership          Beneficial Ownership
                                               Prior to Offering              After Offering(1)
                                      ------------------------------------  ---------------------
                                      Number of  Percent of    Shares to    Number of  Percent of
Name of Beneficial Owner(2)            Shares      Class      be Sold(3)     Shares      Class
------------------------              ---------  ----------  -------------  ---------  ----------
James Margolis                                       1%         360,000 (4)    -0-         -0-
Margolis Consulting Services, Inc.                   *          187,603        -0-         -0-

---------------
* Less than 1%.

(1) Assumes all the shares of Common Stock that may be offered are sold.
(2) The address for each of these stockholders is 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20707.
(3) The Selling Stockholders may not be entitled to receive all of the shares of Common Stock indicated for each such stockholder. In the event that any Selling Stockholder does not receive all of such shares of Common Stock, the share amounts indicated in the table under "Number of Shares" and "Shares to be Sold" will be reduced accordingly.
(4) Includes 187,603 shares of Common Stock to be held by Margolis Consulting Services, Inc. ("Margolis Consulting"). Mr. Margolis, who is President of Margolis Consulting, may be deemed to beneficially own such shares.

                             PLAN OF DISTRIBUTION

  The sale of the Common Stock offered hereby may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the NYSE, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

  If one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Stockholders. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

                                USE OF PROCEEDS

  The Company will not receive any proceeds from this offering.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Corinna Ulrich, Vice President and Counsel to First USA Paymentech, Inc. Ms. Ulrich owns, and has options to acquire, an aggregate of less than 0.1% of the outstanding shares of Common Stock of the Company.

                                    EXPERTS

  The consolidated financial statements of First USA Paymentech, Inc. incorporated by reference in First USA Paymentech, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of GENSAR Holdings, Inc. at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report given upon the authority of such firm as experts in accounting and auditing.

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----

Available Information                                                     2
Documents Incorporated by Reference                                       3
The Company                                                               4
Risk Factors                                                              4
Selling Stockholders                                                      9
Plan of Distribution                                                      9
Use of Proceeds                                                           9
Legal Matters                                                             9
Experts                                                                  10


                                360,000 SHARES

                          FIRST USA PAYMENTECH, INC.

                                 COMMON STOCK

                                  ----------

                                  PROSPECTUS

                                  ----------








                                              August 1, 1997

                                    PART II


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the estimated expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Company.


          Registration fee                                       $3,102
          Legal fees and expenses                                 3,000
          Blue Sky fees and expenses (including counsel fees)     1,000
          Miscellaneous expenses                                    500
                                                                 ------

               Total:                                            $7,602
                                                                 ------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As authorized by Section 145 of the Delaware General Corporate Law, each director and officer of the Company may be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

    In addition, the Company has directors' and officers' liability coverage pursuant to a policy maintained by First USA Paymentech, Inc.

    Article Eighth of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

ITEM 16. EXHIBITS.

    The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of

1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 31, 1997.

                                      FIRST USA PAYMENTECH, INC.


                                      By: /s/ Pamela H. Patsley
                                          --------------------------------------
                                          President, Chief Executive Officer and
                                            Director


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 31, 1997.


                               POWER OF ATTORNEY

  We, the undersigned directors and officers of First USA Paymentech, Inc. and each of us, do hereby constitute and appoint each of Philip E. Taken and David
W. Truetzel, our true and lawful attorneys and agents, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that each of the said attorneys and agents, or their substitute or substitutes shall do or cause to be done by virtue hereof.

            Signature                       Title
            ---------                       -----


/s/ John C. Tolleson             Chairman of the Board
--------------------
John C. Tolleson


/s/ Pamela H. Patsley            President, Chief Executive Officer and Director
---------------------            (Principal Executive Officer)
Pamela H. Patsley


/s/ David W. Truetzel            Chief Financial Officer and Secretary
---------------------            (Principal Financial and Accounting Officer)
David W. Truetzel

/s/ Richard W. Vague             Director
--------------------
Richard W. Vague


/s/ Gene H. Bishop               Director
------------------
Gene H. Bishop


/s/ Rupinder S. Sidhu            Director
---------------------
Rupinder S. Sidhu

                               INDEX TO EXHIBITS


 Exhibit
 Number                         Description of Exhibits
 -------                        -----------------------

  4               Registration Statement on Form 8-A dated February 23, 1996
                  (Commission File No. 1-14224), incorporated herein by this reference.
 *5               Opinion of Corinna Ulrich
*23.1             Consent of Corinna Ulrich (included in Exhibit 5)
*23.2             Consent of Ernst & Young LLP
*23.3             Consent of Deloitte & Touche LLP
*24               Power of Attorney (included on page II-4)

_______________
*  Filed herewith.